UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 9, 2017

Date of Report (Date of earliest event reported)

Planet Fitness, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37534	38-3942097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Fox Run Road

Newington, NH 03801

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (603) 750-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of Stockholders of Planet Fitness, Inc. (the “Company”) was held on May 9, 2017. At the meeting, stockholders voted on the matters presented at the meeting and the shares present, in person or by proxy, were voted as follows:

Proposal 1: The following nominees were elected to serve on the Board of Directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stephen Spinelli, Jr.	52,243,778	26,927,305	3,396,813
David Berg	48,524,038	30,647,045	3,396,813

Proposal 2: The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 was ratified.

For	Against	Abstain	Broker Non-Votes
51,526,032	30,863,523	178,341	0

Item 8.01	Other Events.

On May 9, 2017, the Board of Directors of the Company (the “Board”) appointed Stephen Spinelli, Jr. Chairman of the Board, Frances Rathke chair of the audit committee of the Board and David Berg chair of the compensation committee of the Board. As previously announced, Michael Layman, Pierre LeComte and Edward Wong resigned from the Board, effective as of the 2017 Annual Meeting of Stockholders held on May 9, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET FITNESS, INC.

By:	/s/ Dorvin Lively
Name: Title:	Dorvin Lively President and Chief Financial Officer

Dated: May 15, 2017